SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

March 30, 2017

(Date of earliest event Reported)

NEXT GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	333-148987	20-3537265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Brickell Avenue, Suite 2200, Miami, FL, 33131
(Address of principal executive offices)

Registrant's telephone number, including area code: (800) 611-3622

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

NOTE ABOUT FORWARD LOOKING STATEMENTS

Most of the matters discussed within this report include forward-looking statements on our current expectations and projections about future events. In some cases you can identify forward-looking statements by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. These statements are based on our current beliefs, expectations, and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed, projected or implied in or by the forward-looking statements. Such risks and uncertainties include the risks noted under “Item 1A Risk Factors.” We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 8.01. Entry into a Definitive Material Agreement.

Effective March 30, 2017 Next Group Holdings, Inc, ("NXGH" or the "Company") entered into a non-binding letter of intent ("LOI") with AZUGROUP USA, LLC ("AZUGROUPUSA"), to acquire assets owned or controlled by AZUGROUP USA, LLC and its majority shareholder, Mr. Antonio Faranda. AZUGROUP USA, LLC and Mr. Antonio Faranda own or control the following Italian companies: AZUGROUP SRL Socio Unico, Cardnology S.R.L. and Go Card S.R.L. (collectively “AZUGROUP”), which together, generated €13.2 Million (US$14.2 Million @ 1.07) in revenue during 2016. AZUGROUP has combined current assets valued at €10.2 Million (US$11 Million @ 1.07). The sole minority partner in AZUGROUP will be compensated US$267,000.00 in exchange for the remaining interest in AZUGROUP. After the buyout of the remaining minority partner, Antonio Faranda will be the sole shareholder of AZUGROUP.

Under the terms of the LOI, subject to a definitive agreement and customary due diligence and shareholder approval, the Company will acquire the assets of or merge with AZUGROUP USA which will have client contracts that generated a minimum of $10,000,000 (Ten Million US Dollars) of revenue in fiscal year 2016 (with the Company being the surviving entity).

Upon closing of the contemplated transaction, and subject to satisfactory review and approval, the Company will appoint Antonio L. Faranda as President and as a director of the Company. Further, upon closing of the contemplated transaction, Arik Maimon, the Company's Chief Executive and Chairman who holds the majority ownership of the Company's Class B stock will enter into an agreement with Mr. Faranda whereby Messrs, Maimon and Faranda will have equal voting rights. Mr. Faranda will also have the right to designate two of the six directors of the Board of the Company that are acceptable to the Company's existing Board. Additionally, shares of NXGH common stock will be issued to Mr. Faranda and AZUGROUPUSA as a part of the consideration for the acquisition of AZUGROUP and its assets, client base and intellectual property. As a part of the proposed transaction, the Company will be required to capitalize AZUGROUP USA or the entity owned by the Company that acquires AZUGROUP assets.

The parties have agreed to use their best efforts to complete all pre-closing due diligence and enter into a definitive agreement.

Item 9.01 Financial Statement and Exhibits

99.1	LETTER OF INTENT

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2017	NEXT GROUP HOLDINGS, INC.

	By:	/s/Arik Maimon
Arik Maimon
Chief Executive Officer

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